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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No.15/Amendment No. 24 to the Registration Statement No. 033-83354/811-08732 of First Citicorp Life Variable Annuity Separate Account on Form N-4 of our report dated March 15, 2006, relating to First Citicorp Life Variable Annuity Separate Account, and our report on the financial statements dated April 25, 2006, relating to First Citicorp Life Insurance Company (which report expresses an opinion that those financial statements were not fairly presented in conformity with accounting principles generally accepted in the United States of America; however, such report also expresses an unqualified opinion on those financial statements' conformity with the statutory basis of accounting), appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Tampa, Florida
April 25, 2006